Exhibit 99.1

HeartCore Reports First Quarter 2025 Financial Results

NEW YORK and TOKYO, May 15, 2025 (GLOBE NEWSWIRE) – HeartCore Enterprises, Inc. (Nasdaq: HTCR) (“HeartCore” or the “Company”), a leading enterprise software and consulting services company based in Tokyo, reported financial results for the first quarter ended March 31, 2025.

First Quarter 2025 and Recent Operational & Financial Highlights

●	Announced strategic partnership with NEC Solutions Innovators, Ltd. to enhance CMS implementation process
●	Established new business development team aimed at strengthening customer success across HeartCore’s CMS business
●	Announced plans to expand the Go IPO consulting business into South Korea. The Company adjusted its scheduled South Korea IPO seminar event to September 2025

Management Commentary

HeartCore CEO Sumitaka Kanno commented: “We continued to make meaningful strategic advancements across our software business this quarter, the cornerstone of HeartCore Enterprises. Building on the foundational improvements implemented last year, we launched a dedicated business development team this past quarter focused on strengthening customer success initiatives to better serve our CMS customers and maintain our strong retention rate. Our subsidiary Sigmaways has also made encouraging progress in reducing costs and has narrowed its losses compared to the same period last year. We will continue to closely monitor and prudently manage costs across Sigmaways’ operations. The deficit on our balance sheet this quarter does not directly reflect the performance of our core business but is rather attributable to the SBC Medical Group shares we hold. The subsequent decline in their stock price has ultimately reduced the value of the assets held by HeartCore. Nevertheless, these shares continue to offer additional liquidity options if needed. Furthermore, a few of our Go IPO clients are expected to begin trading in 2025, which will in turn provide us with additional equity in these companies following their listings. With our upcoming South Korea IPO seminar scheduled for September, we are preparing our efforts to expand our footprint beyond Japan into new APAC regions. We look forward to announcing incremental updates across both businesses throughout the rest of the year.”

First Quarter 2025 Financial Results

Revenues were $3.6 million compared to $5.0 million in the same period last year. The decrease was primarily due to decreased on-premise software revenue, decreased customized software development and services revenue attributed to the business slowdown of Sigmaways, and decreased Go IPO consulting services revenue as no new IPO consulting orders were entered this quarter.

Gross profit was $1.1 million compared to $2.0 million in the same period last year. The decrease was primarily due to a decrease of gross profit from on-premises software and Go IPO consulting services.

Operating expenses decreased 14% to $2.3 million, compared to $2.7 million in the same period last year. The improvement was primarily due to a decrease in general and administrative expenses.

Net loss was $3.1 million, compared to $1.5 million in the same period last year, as a result of the aforementioned decrease in revenue and gross profit for the quarter.

Adjusted EBITDA for the year totaled a loss of $1.3 million, compared to a loss of $0.3 million in the same period last year.

As of March 31, 2025, the Company had cash and cash equivalents of $0.7 million, compared to $2.1 million on December 31, 2024.

About HeartCore Enterprises, Inc.

Headquartered in Tokyo, Japan, HeartCore Enterprises is a leading enterprise software and consulting services company. HeartCore offers Software as a Service (SaaS) solutions to enterprise customers in Japan and worldwide. The Company also provides data analytics services that allow enterprise businesses to create tailored web experiences for their clients through best-in-class design. HeartCore’s customer experience management platform (CXM Platform) includes marketing, sales, service and content management systems, as well as other tools and integrations, which enable companies to enhance the customer experience and drive engagement. HeartCore also operates a digital transformation business that provides customers with robotics process automation, process mining and task mining to accelerate the digital transformation of enterprises. HeartCore’s GO IPOSM consulting services helps Japanese-based companies go public in the U.S. Additional information about the Company’s products and services is available at and https://heartcore-enterprises.com/.

Non-GAAP Financial Measures Disclaimer

This document includes references to adjusted EBITDA, which is a non-GAAP financial measure. For the purposes of this presentation, adjusted EBITDA is calculated by adjusting net loss to exclude depreciation and amortization, impairment of intangible asset, and impairment of goodwill.

This measure is presented as supplemental information and is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP.

Management believes that this adjusted EBITDA provides useful information to investors by highlighting the company’s core operational performance, excluding non-cash and non-recurring items. However, non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

Item	FY25 Q1	FY24 Q1
Net Loss	-$ 3.1 million	-$ 1.5 million
(+) Depreciation and amortization expense	$ 0.0 million	$ 0.2 million
(+) Changes in fair value of investments in marketable securities	$ 1.8 million	$ 0.2 million
(+) Changes in fair value of investment in warrants	$ 0.1 million	$ 0.7 million
(+) Interest income	$ 0.0 million	$ 0.0 million
(+) Interest expenses	$ 0.0 million	$ 0.0 million
Adjusted EBITDA	-$ 1.3 million	-$ 0.3 million

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, or the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believed,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in HeartCore’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond HeartCore’s control which could, and likely will materially affect actual results, and levels of activity, performance, or achievements. Any forward-looking statement reflects HeartCore’s current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. HeartCore assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

HeartCore Investor Relations Contact:

Gateway Group, Inc.

Matt Glover and John Yi

HTCR@gateway-grp.com

(949) 574-3860

HEARTCORE ENTERPRISES, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$738,984	$2,121,089
Accounts receivable	2,114,655	1,950,050
Investments in marketable securities	2,251,276	4,495,703
Prepaid expenses	537,970	458,839
Current portion of long-term note receivable	100,000	100,000
Due from related party	42,453	40,139
Other current assets	278,961	251,545
Total current assets	6,064,299	9,417,365

Non-current assets:
Accounts receivable, non-current	694,302	752,930
Property and equipment, net	438,243	584,854
Operating lease right-of-use assets	1,830,486	1,936,097
Long-term investment in warrants	526,165	577,786
Long-term note receivable	100,000	100,000
Deferred tax assets	115,802	152,300
Security deposits	325,441	307,996
Long-term loan receivable from related party	120,459	123,928
Other non-current assets	7,810	11,778
Total non-current assets	4,158,708	4,547,669

Total assets	$10,223,007	$13,965,034

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$1,839,759	$2,039,323
Accounts payable and accrued expenses - related party	22,814	47,199
Accrued payroll and other employee costs	517,436	675,502
Due to related parties	239	932
Short-term debt	134,689	-
Short-term debt - related party	75,000	75,000
Current portion of long-term debts	367,871	401,255
Insurance premium financing	127,567	16,626
Factoring liability	127,053	172,394
Operating lease liabilities, current	279,840	371,951
Finance lease liabilities, current	16,932	15,956
Income tax payables	739,450	822,014
Deferred revenue	1,437,248	1,876,490
Other current liabilities	1,009,373	907,080
Total current liabilities	6,695,271	7,421,722

Non-current liabilities:
Long-term debts	1,166,678	1,238,813
Operating lease liabilities, non-current	1,600,977	1,614,996
Finance lease liabilities, non-current	41,854	43,593
Other non-current liabilities	117,940	183,895
Total non-current liabilities	2,927,449	3,081,297

Total liabilities	9,622,720	10,503,019

Shareholders’ equity:
Preferred shares ($0.0001 par value, 20,000,000 shares authorized, no shares issued and outstanding as of March 31, 2025 and December 31, 2024)	-	-
Common shares ($0.0001 par value, 200,000,000 shares authorized; 22,075,333 and 21,937,987 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively)	2,207	2,193
Subscription receivable	-	(103,942)
Additional paid-in capital	20,835,864	20,656,153
Accumulated deficit	(19,331,835)	(16,244,843)
Accumulated other comprehensive income	334,685	343,936
Total HeartCore Enterprises, Inc. shareholders’ equity	1,840,921	4,653,497
Non-controlling interests	(1,240,634)	(1,191,482)
Total shareholders’ equity	600,287	3,462,015

Total liabilities and shareholders’ equity	$10,223,007	$13,965,034

HEARTCORE ENTERPRISES, INC.

Unaudited Consolidated Statements of Operations and Comprehensive Loss

	For the three months ended March 31,	For the three months ended March 31,
	2025	2024

Revenues	$3,587,026	$5,046,732
Cost of revenues	2,486,742	3,014,543
Gross profit	1,100,284	2,032,189

Operating expenses:
Selling expenses	291,160	219,707
General and administrative expenses	1,929,388	2,406,303
Research and development expenses	123,893	89,134
Total operating expenses	2,344,441	2,715,144

Loss from operations	(1,244,157)	(682,955)

Other income (expenses):
Changes in fair value of investments in marketable securities	(1,781,664)	(234,082)
Changes in fair value of investment in warrants	(51,621)	(678,887)
Interest income	3,020	2,594
Interest expenses	(29,133)	(36,661)
Other income	35,359	97,016
Other expenses	(12,549)	(25,194)
Total other expenses	(1,836,588)	(875,214)

Loss before income tax expense (benefit)	(3,080,745)	(1,558,169)

Income tax expense (benefit)	56,636	(80,167)

Net loss	(3,137,381)	(1,478,002)
Less: net loss attributable to non-controlling interests	(50,389)	(144,652)
Net loss attributable to HeartCore Enterprises, Inc.	$(3,086,992)	$(1,333,350)

Other comprehensive income (loss):
Foreign currency translation adjustment	(8,014)	10,295

Total comprehensive loss	(3,145,395)	(1,467,707)
Less: comprehensive loss attributable to non-controlling interests	(49,152)	(149,563)
Comprehensive loss attributable to HeartCore Enterprises, Inc.	$(3,096,243)	$(1,318,144)

Net loss per common share attributable to HeartCore Enterprises, Inc.
Basic	$(0.14)	$(0.06)
Diluted	$(0.14)	$(0.06)

Weighted average common shares outstanding
Basic	22,054,029	20,854,714
Diluted	22,054,029	20,854,714

HEARTCORE ENTERPRISES, INC.

Unaudited Consolidated Statements of Cash Flows

	For the three months ended March 31,	For the three months ended March 31,
	2025	2024

Cash flows from operating activities:
Net loss	$(3,137,381)	$(1,478,002)
Adjustments to reconcile net loss to net cash flows
used in operating activities:
Depreciation and amortization expenses	26,907	188,085
Loss on disposal of property and equipment	117,305	-
Amortization of debt issuance costs	1,222	1,173
Non-cash lease expense	90,508	93,133
Gain on termination of lease	(9,059)	(469)
Deferred income taxes	43,932	(80,780)
Stock-based compensation	32,280	91,712
Changes in fair value of investments in marketable securities	1,781,664	234,082
Changes in fair value of investment in warrants	51,621	678,887
Gain on settlement of asset retirement obligations	(45,873)	-
Changes in assets and liabilities:
Accounts receivable	(14,678)	(523,110)
Prepaid expenses	78,792	102,028
Other assets	(13,759)	(18,618)
Accounts payable and accrued expenses	(219,830)	295,799
Accounts payable and accrued expenses - related party	(24,224)	-
Accrued payroll and other employee costs	(178,339)	(149,603)
Due to related parties	(702)	(1,161)
Operating lease liabilities	(84,948)	(90,035)
Income tax payables	(84,284)	(2,387)
Deferred revenue	(496,079)	(300,011)
Other liabilities	84,134	60,658
Net cash flows used in operating activities	(2,000,791)	(898,619)

Cash flows from investing activities:
Net proceeds from sale of warrants	-	1,640,000
Proceeds from sale of marketable securities	462,763	-
Repayment of loan provided to related party	10,298	10,814
Net cash flows provided by investing activities	473,061	1,650,814

Cash flows from financing activities:
Payments for finance leases	(4,071)	(4,474)
Proceeds from short-term debt	134,689	68,138
Repayment of short-term and long-term debts	(165,165)	(207,486)
Repayment of insurance premium financing	(28,559)	(14,772)
Net repayment of factoring arrangement	(45,341)	(383,353)
Capital contribution from non-controlling shareholder	-	67,195
Proceeds from issuance of common shares	30,445	-
Proceeds from collection of subscription receivable	103,942	-
Proceeds from exercise of stock options	117,000	-
Net cash flows provide by (used in) financing activities	142,940	(474,752)

Effect of exchange rate changes	2,685	(70,671)

Net change in cash and cash equivalents	(1,382,105)	206,772

Cash and cash equivalents - beginning of the period	2,121,089	1,012,479

Cash and cash equivalents - end of the period	$738,984	$1,219,251

Supplemental cash flow disclosures:
Interest paid	$22,857	$37,098
Income taxes paid	$93,586	$117,524

Non-cash investing and financing transactions
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$-	$125,735
Insurance premium financing	$139,500	$172,689